Exhibit 10.1

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT, WAIVER AND CONSENT

THIS AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT, WAIVER AND CONSENT (this “Amendment”) is made as of December 19, 2014 (the “Sixth Amendment Effective Date”) by and among KEMET ELECTRONICS CORPORATION, a Delaware corporation (“KEC”), KEMET FOIL MANUFACTURING, LLC, a Delaware limited liability company (“KEMET Foil”), KEMET BLUE POWDER CORPORATION, a Nevada corporation (“KEMET Blue”), THE FOREST ELECTRIC COMPANY, an Illinois corporation (“FELCO”; and together with KEC, KEMET Foil and KEMET Blue, collectively, the “U.S. Borrowers”), KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation (“Singapore Borrower” and, together with U.S. Borrowers, collectively, “Borrowers”), the financial institutions party hereto as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers, Lenders and Agent have entered into a Loan and Security Agreement, dated as of September 30, 2010 (as amended, restated, renewed, extended, substituted, modified and otherwise supplemented from time to time, the “Loan Agreement”), and certain other Loan Documents (as defined in the Loan Agreement);
WHEREAS, Borrowers have requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement, and Agent and Lenders are willing to do so, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS.
Capitalized terms used and not defined m this Amendment shall have the respective meanings given them in the Loan Agreement.
SECTION 2.    ACKNOWLEDGMENTS.
2.1    Acknowledgment of Obligations. Each Borrower hereby acknowledges, confirms and agrees that as of the Sixth Amendment Effective Date, U.S. Borrowers are indebted to Agent and Lenders in respect of the Revolver Loans in the principal amount of $6,407,672.43 and $16,000,000 in respect of LC Obligations, and Singapore Borrower is indebted to Agent and Lenders in respect of the Revolver Loans in the principal amount of $12,000,000. All such amounts, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by each Borrower to Agent and Lenders, are unconditionally owing by such Borrower to Agent and Lenders in accordance with the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.
2.2    Acknowledgment of Security Interests. Each Borrower hereby acknowledges, confirms and agrees that Agent, for the benefit of Secured Parties, has and shall continue to have valid, enforceable and perfected first priority Liens, subject to Permitted Liens, upon and security interests in the Collateral of such Borrower heretofore granted to Agent, for the benefit of Secured Parties, pursuant to the Loan Documents

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or otherwise granted to or held by Agent, for the benefit of Secured Parties, and upon and in which Agent, for the benefit of Secured Parties, presently has perfected first priority Liens and security interests.
2.3    Binding Effect of Documents. Each Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such obligations, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.
SECTION 3.    AMENDMENTS. Effective as of the date hereof:
3.1    Exhibit D (Certain Account Debtors) to the Loan Agreement is hereby deleted in its entirety and replaced with the new Exhibit D (Eligible Account Debtor Jurisdictions) set forth on Exhibit I attached hereto.
3.2    Schedules 1.1, 8.5, 8.6.1, 9.1.4, 9.1.11, 9.1.14, 9.1.15, 9.1.16, 9.1.18, 9.1.20, 10.2.2, 10.2.6, 10.2.8, 10.2.9 and 10.2.17 are each hereby deleted in their entirety and replaced with the Schedules set forth on Exhibit II attached hereto.
3.3    The Loan Agreement is hereby amended to delete all references to the “Convertible Notes”, “Convertible Notes Documents”, “Convertible Notes Indenture”, and “Put Early Termination Date”.
3.4    Section 1.1 of the Loan Agreement is hereby amended to insert the following new definitions in their appropriate alphabetical order:
“Borrowing Base Certificate Trigger Period: the period (a) commencing on the earliest day that (i) an Event of Default occurs, (ii) for five (5) consecutive Business Days, Aggregate Availability has been less than the greater of (A) 15.0% of the aggregate Revolver Commitments at such time and (B) $7,500,000, or (iii) for five (5) consecutive Business Days, U.S. Availability has been less than $3,750,000; and (b) continuing until, during the preceding forty-five (45) consecutive days, (i) no Event of Default has existed, (ii) Aggregate Availability has been greater than the greater of (A) 15.0% of the aggregate Revolver Commitments and (B) $7,500,000 at all times, and (iii) U.S. Availability has been greater than $3,750,000 at all times.”
“Eligible Account Debtor Jurisdiction: each of the jurisdictions listed on Exhibit D.”
“Investment Grade Account Debtor: any Account Debtor (other than the United States of America or any other Governmental Authority) whose debt is rated at least “BBB-“ by S&P or at least “Baa3” by Moody’s, and any other Account Debtor that Agent, in its discretion, deems to be an Investment Grade Account Debtor.”
“Sixth Amendment Effective Date: December 19, 2014.”
3.5    The definition of “Applicable Margin” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“Applicable Margin: with respect to any Type of Revolver Loan, the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last Fiscal Quarter:

Level	Fixed Charge Coverage Ratio	U.S. Base Rate Revolver Loans	U.S. LIBOR Revolver Loans	Singapore Base Rate Revolver Loans	Singapore LIBOR Revolver Loans
I	< 1.10	1.50%	2.50%	1.75%	2.75%
II	> 1.10 < 1.50	1.25%	2.25%	1.50%	2.50%
III	> 1.50	1.00%	2.00%	1.25%	2.25%

Until the receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the Fiscal Quarter ending June 30, 2015, margins shall be determined as if Level I were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level I were applicable, from such day until the first day of the calendar month following actual receipt.”
3.6    The definition of “Cash Dominion Trigger Period” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Cash Dominion Trigger Period: the period (a) commencing on the earliest day that (i) an Event of Default occurs, (ii) for five (5) consecutive Business Days, Aggregate Availability has been less than the greater of (A) 12.5% of the aggregate Revolver Commitments at such time and (B) $7,500,000, or (iii) for five (5) consecutive Business Days, U.S. Availability has been less than $3,750,000; and (b) continuing until, during the preceding forty-five (45) consecutive days, (i) no Event of Default has existed, (ii) Aggregate Availability has been greater than the greater of (A) 12.5% of the aggregate Revolver Commitments and (B) $7,500,000 at all times, and (iii) U.S. Availability has been greater than $3,750,000 at all times.”
3.7    The definition of “Commitment Termination Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2; or (d) the ninetieth (90th) day prior to the maturity date of (i) the Senior Notes (including, without limitation, any permitted refinancing of the Senior Notes), or (ii) any Acquisition financing in respect of the Obligors’ proposed Acquisition of NEC Tokin Corporation.”
3.8    The definition of “Covenant Testing Trigger Period” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Covenant Testing Trigger Period: the period (a) commencing on the earliest day that (i) an Event of Default occurs, (ii) Aggregate Availability is less than the greater of (A) 12.5% of the

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aggregate Revolver Commitments at such time and (B) $7,500,000, or (iii) U.S. Availability is less than $3,750,000; and (b) continuing until, during the preceding forty-five (45) consecutive days, (i) no Event of Default has existed, (ii) Aggregate Availability has been greater than the greater of (A) 12.5% of the aggregate Revolver Commitments and (B) $7,500,000 at all times, and (iii) U.S. Availability has been greater than $3,750,000 at all times.”
3.9    Clause (c) of the definition of “Eligible Account” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds, (i) in the case of U.S. Borrower, 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) of U.S. Borrower, and (ii) in the case of Singapore Borrower, 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) of Singapore Borrower; except, that, notwithstanding the foregoing, in the event that an Account Debtor is an Investment Grade Account Debtor, such percentage shall be 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) of both U.S. Borrower and Singapore Borrower.”
3.10    Clause (g) of the definition of “Eligible Account” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(g)    the Account Debtor is organized or has its principal offices or assets outside of an Eligible Account Debtor Jurisdiction, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance satisfactory in all respects to Agent;”
3.11    Clause (i) of the definition of “Eligible Account” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(i)    it (x) is not subject to a duly perfected, first priority Lien in favor of Agent and Borrowers are not in compliance with the local security requirements set forth in Section 10.1.10 with respect to such Account (if requested by Agent pursuant to Section 10.1.10), or (y) is subject to any other Lien (other than Permitted Liens of the types described in Sections 10.2.2(c) and (g));”
3.12    The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Fixed Charge Coverage Ratio: at any time, the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recently ended period of four Fiscal Quarters, of (a) EBITDA for such period minus unfinanced Capital Expenditures minus cash taxes paid, in each case during such period, to (b) Fixed Charges for such period.”
3.13    The definition of “Inventory Appraisal” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Inventory Appraisal: with respect to Inventory owned by U.S. Borrower in each Loan Year, a written appraisal of such Inventory delivered to Agent, in form, scope and methodology, and by an appraiser, reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely.”

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3.14    Clause (b) of the definition of “Permitted Asset Disposition” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(b) a disposition of Property that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $3,000,000 or less;”
3.15    The definition of “Parent Default” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Parent Default: the declaration or making by Parent of any Distribution, or the making by Parent of any Restricted Investment or any payment (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Borrowed Money evidenced by the Senior Notes prior to its due date under the Senior Notes Documents, which, in each case, would result in an Event of Default if such Distribution was declared or made, or such Restricted Investment or payment of Borrowed Money was to be made, by any Borrower.”
3.16    The definition of “Permitted Purchase Money Debt” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien.”
3.17    The definition of “Revolver Termination Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Revolver Termination Date: December 19, 2019.”
3.18    Section 2 of the Loan Agreement is hereby amended to insert the following new Section 2.1.8:
“2.1.8    Increase of U.S. Revolver Commitments.
(a)    Request for Increase. Borrowers may, at any time and from time to time, except when an Event of Default has occurred and is continuing, deliver a written request to Agent to increase the U.S. Portion of the Revolver Commitments. Any such written request shall specify the amount of the increase in the U.S. Portion of the Revolver Commitments that Borrowers are requesting; provided, that (a) in no event shall the aggregate amount of any such increase in the U.S. Portion of the Revolver Commitments exceed $15,000,000 in the aggregate, or such lesser amount determined by Agent, (b) any such request shall be for an increase of not less than $5,000,000 (and if greater than such amount, in increments of $1,000,000 above such amount), (c) all of the terms and conditions applicable to such increase in the U.S. Portion of Revolver Commitments (and the Revolver Loans made pursuant thereto) shall be identical to the terms and conditions applicable to Revolver Commitments and Revolver Loans under this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such increase as may have been agreed to between the Borrowers and Lenders and/or the Agent), (d) any such request shall be irrevocable and (e) in no event shall more than one such written request be delivered to Agent in any Fiscal Quarter.

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(b)    Procedure for Increase. Upon the receipt by Agent of any such written request, Agent shall notify each of the Lenders of such request and each Lender shall have the option (but not the obligation) to increase the amount of its Revolver Commitment by an amount up to its Pro Rata share of the amount of the increase in the U.S. Portion of the Revolver Commitments requested by Borrowers as set forth in the notice from Agent to such Lender. Each Lender shall notify Agent within ten (10) days after the receipt of such notice from Agent whether it is willing to so increase its Revolver Commitment and, if so, the amount of such increase; provided, that (a) the minimum increase in the Revolver Commitment of each such Lender providing the additional Revolver Commitments shall equal or exceed such Lender’s Pro Rata share of the additional Revolver Commitment requested pursuant to Section 2.1.8(a), and (b) no Lender shall be obligated to provide such increase in its Revolver Commitment and the determination to increase the Revolver Commitment of a Lender shall be within the sole and absolute discretion of such Lender. If the aggregate amount of the increases in the Revolver Commitments received from the Lenders does not equal or exceed the amount of the increase in the Revolver Commitments requested by Borrowers, Agent shall use commercially reasonable efforts to seek additional increases from Lenders or Revolver Commitments from such Eligible Assignees as it may determine. In the event Lenders (or Lenders and any such Eligible Assignee, as the case may be) have committed in writing to provide increases in their Revolver Commitments or new Revolver Commitments in an aggregate amount in excess of the increase in the Revolver Commitments requested by Borrowers or permitted hereunder, Agent shall then have the right to allocate such Revolver Commitments, first to Lenders and then to Eligible Assignees, in such amounts and manner as Agent may determine.
(c)    Conditions for Increase. The U.S. Portion of the Revolver Commitments shall be increased by the amount of the increase in Revolver Commitments from Lenders and new Revolver Commitments from Eligible Assignees, in each case selected in accordance with Section 2.1.8(b) above, for which Agent has received Assignment and Acceptances not more than sixty (60) days after the date of the request by Borrowers for the increase or such earlier date as Agent and Borrowers may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Revolver Commitments and new Revolver Commitments, as the case may be, equal or exceed the amount of the increase in the Revolver Commitments requested by Borrowers in accordance with the terms hereof, effective on the date that each of the following conditions have been satisfied:
(i)    Agent shall have received from each Lender or Eligible Assignee that is providing an additional Revolver Commitment as part of the increase in the Revolver Commitments, an Assignment and Acceptance duly executed by such Lender or Eligible Assignee and each Borrower; provided, that the aggregate Revolver Commitments set forth in such Assignment and Acceptance(s) shall be not less than the amount requested pursuant to Section 2.1.8;
(ii)    the conditions precedent to the making of Revolver Loans set forth in Section 6.2 shall be satisfied as of the date of the increase in the Revolver Commitments, both before and after giving effect to such increase;
(iii)    such increase in the Revolver Commitments on the date of the effectiveness thereof shall not violate any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently;

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(iv)    there shall have been paid to each Lender and Eligible Assignee providing an additional Revolver Commitment in connection with such increase in the Revolver Commitments all fees and expenses due and payable to such Person on or before the effectiveness of such increase;
(v)    there shall have been paid to Agent, for the account of Agent and Lenders (in accordance with any agreement among them), all fees and out-of-pocket expenses (including reasonable fees and expenses of counsel of Agent) due and payable pursuant to any of the Loan Documents on or before the effectiveness of such increase; and
(vi)    Agent shall have received a true and correct copy of any consent, waiver or approval to or of the increase of Revolver Commitments which Borrowers are required to obtain from any Person, in each case in form and substance reasonably satisfactory to Agent.
As of the effective date of any such increase in the Revolver Commitments, Schedule 1.1 and each reference to the term Revolver Commitment herein, and in any of the other Loan Documents shall be deemed amended to mean the amount of the Revolver Commitments specified in the most recent written notice from Agent to Borrowers of the increase in the U.S. Portion of the Revolver Commitments.”
3.19    The first sentence of Section 4.4 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:
“Each Borrower hereby designates KEMET Electronics Corporation (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment.”
3.20    The first sentence of Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“By the twentieth (20th) day of each month (or, if such twentieth (20th) day is not a Business Day, the first Business Day thereafter), Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the last day of the previous month, and, upon the occurrence and during the continuance of an Event of Default, at such other times as Agent may request; provided, that, without limiting the generality of the foregoing, during each Borrowing Base Certificate Trigger Period, Borrowing Base Certificates shall be delivered weekly, by the close of business on Tuesday of each week, prepared as of the last day of the previous week.”
3.21    Section 10.1.1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    Reimburse Agent for all charges, costs and expenses of Agent in connection with examinations of any Obligor’s books and records or any other financial or Collateral matters

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(including Inventory Appraisals) as Agent deems appropriate, up to (i) two (2) times per Loan Year with respect to field examinations (or three (3) times per Loan Year if Aggregate Availability at any time during such Loan Year is less than 15% of the aggregate Revolver Commitments at such time for five (5) consecutive days) and (ii) one (1) time per Loan Year with respect to Inventory Appraisals (or two (2) times per Loan Year if Aggregate Availability at any time during such Loan Year is less than 15% of the aggregate Revolver Commitments at such time for five (5) consecutive days); provided, however, that if an examination or appraisal (including Inventory Appraisal) is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities. This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.”
3.22    Section 10.1 of the Loan Agreement is hereby amended to insert the following new Section 10.1.10 immediately after the last subsection thereof:
“10.1.10 Local Security Requirements. Upon the occurrence of a Borrowing Base Certificate Trigger Period, the Agent may require the Borrowers to, and the Borrowers thereafter agree to use commercially reasonable efforts to undertake in a timely fashion to, comply with any requirements under local law of any jurisdiction where a Borrower or Account Debtor, or any of their assets, is located (as may be required or reasonably deemed advisable by counsel to Agent or any Lenders) to establish, maintain, and perfect its security and priority over the Accounts of any or all of the Borrowers, including entering into and causing to become effective any security agreements or other documents, completing any filings with local regulatory or other authorities or providing notifications to Account Debtors or other parties, in each case within the jurisdiction where any relevant Account Debtor is located or formed. It is understood that should the Borrowers fail to provide such additional security, the Agent may institute an Availability Reserve as to the applicable Eligible Accounts.”
3.23    Section 10.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.2.3 Reserved.”
3.24    Clause (1) of Section 10.2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(1)    if, (a) on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 25% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such Distribution) is greater than or equal to 1.1 to 1.0, (b) upon giving effect thereto, U.S. Availability is greater than or equal to $5,000,000, and (c) immediately prior and upon giving effect thereto, no Default or Event of Default exists;”
3.25    Clause (6) of Section 10.2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“(6) other Distributions not in excess of $10,000,000 in the aggregate since the Amendment No. 6 Effective Date for Parent to fund Permitted Restructuring Transactions if, (a) on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 15% of the Revolver Commitments at such time, the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such Distribution) is greater than or equal to 1.0 to 1.0, and U.S. Availability is greater than or equal to $5,000,000, and (b) immediately prior and upon giving effect thereto, no Default or Event of Default exists.”
3.26    Section 10.2.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.2.5     Restricted Investments. Make any Restricted Investment. Notwithstanding the foregoing, (a) any Borrower may make a Restricted Investment not constituting an Acquisition if, on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 15% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such Investment) is greater than or equal to 1.0 to 1.0 and (b) any Borrower may make a Restricted Investment constituting an Acquisition if, on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 12.5% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such Acquisition) is greater than or equal to 1.0 to 1.0; provided, that, in each case, (i) upon giving effect thereto, U.S. Availability is greater than or equal to $5,000,000, and (ii) immediately prior and upon giving effect thereto, no Default or Event of Default exists.”
3.27    Section 10.2.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.2.8     Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five (5) Business Days prior to the date of payment, that all conditions under such agreement have been satisfied (provided, that the failure to so certify shall not result in an Event of Default)); or (b) Borrowed Money described on Schedule 10.2.8 prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent). Notwithstanding the foregoing, any Borrower may make any such payment if, (a) on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 15% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such payment) is greater than or equal to 1.0 to 1.0, and (b) upon giving effect thereto, U.S. Availability is greater than or equal to $5,000,000.”
3.28    Section 10.2.17 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“10.2.17 Affiliate Transactions. Enter into or be party to any transaction with an Affiliate involving aggregate consideration in excess of $2,500,000 in any Fiscal Year, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors; (e) transactions with Affiliates shown on Schedule 10.2.17; (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; (g) transactions solely among Subsidiaries that are not Obligors; and (h) Distributions and Investments that are permitted hereunder.”
3.29    Section 10.3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.3.1     Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for each period of four Fiscal Quarters ending during or immediately before any Covenant Testing Trigger Period.”
SECTION 4.    WAIVER AND CONSENT IN RESPECT OF THE NEW SENIOR NOTES DOCUMENTS.
4.1    Borrowers have advised Agent and Lenders that Parent desires to redeem the notes outstanding under the Senior Notes and issue new senior notes in an aggregate principal amount not to exceed $450,000,000 (the “Transaction”). Pursuant to Section 11.1(m) of the Loan Agreement, it shall be an Event of Default if Parent amends, supplements or otherwise modifies any of the Senior Notes Documents. Accordingly, Borrowers and the other Obligors have requested that Agent and the Lenders waive the application of Section 11.1(m) of the Loan Agreement, to the extent applicable, and each other provision of the Loan Agreement and each other Loan Document that may prohibit or be violated by the Transaction and consent to the Transaction.
4.2    Subject to the terms and conditions set forth in Section 4.3 hereof, Agent and the Required Lenders hereby (i) waive the application of Section 11.1(m) of the Loan Agreement, to the extent applicable, and each other provision of the Loan Agreement and each other Loan Document that may prohibit or be violated by the Transaction and (ii) consent solely to permit the Transaction, in each case in accordance with the terms and conditions set forth herein.
4.3    The Waiver and Consent set forth in this Section 4 shall be subject to and is conditioned upon:
(a)    Agent’s receipt of all documentation relating to the Transaction, including, without limitation, any offering memorandum and description of notes, subject to changes thereto as are reasonably acceptable to Agent; and
(b)    Agent’s receipt of an intercreditor agreement in respect to the new senior notes issued in connection with the Transaction, in form and substance satisfactory to Agent in its sole discretion, between Indenture Trustee (or such other indenture trustee on the senior notes issued in connection with the Transaction), Agent, and such other parties that may be signatory thereto, duly executed and delivered by the signatories thereto.

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SECTION 5.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
Each Borrower hereby represents, warrants and covenants with and to Agent and Lenders as follows:
5.1    Authorization.
(a)    Each Obligor has the corporate or limited liability company power and authority to execute, deliver and perform this Amendment and, in the case of the Borrowers, to obtain the extensions and increases of credit under the Loan Agreement as amended by this Amendment (the “Amended Loan Agreement”).
(b)    Each Obligor has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Amendment and, in the case of the Borrowers, to authorize the extensions and increases of credit on the terms and conditions of the Amended Loan Agreement. In furtherance of the foregoing, Borrowers shall deliver to Agent, on or prior to the date that is fifteen (15) Business Days from the date hereof, resolutions of Singapore Borrower authorizing and ratifying the Amendment, duly executed and delivered by the directors of Singapore Borrower, in form and substance reasonably satisfactory to Agent (the “Singapore Resolutions”).
(c)    No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required to be obtained by the Loan Parties in connection with this Amendment, except consents, authorizations, filings, acts and notices which have been obtained, taken or made and are in full force and effect.
(d)    This Amendment has been duly executed and delivered on behalf of each Obligor that is a party hereto. This Amendment and the Amended Loan Agreement constitute the legal, valid and binding obligations of the Borrowers and the other Loan Parties and are enforceable against the Borrowers and the other Loan Parties in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.2    Representations in Loan Documents. Each of the representations and warranties made by or on behalf of such Borrower to Agent and Lenders in any of the Loan Documents was true and correct in all material respects when made (except for those representations and warranties that were already qualified by concepts of materiality or by express thresholds, which representations and warranties shall be true and correct in all respects) and is true and correct in all material respects on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by or on behalf of such Borrower on the date hereof and in this Amendment (other than such representations and warranties that relate solely to a specific prior date).
5.3    Binding Effect of Documents. This Amendment and the other Loan Documents have been duly executed and delivered to the Lender by such Borrower and are in full force and effect, as modified hereby.
5.4    No Conflict, Etc. The execution, delivery and performance of this Amendment by such Borrower will not violate or cause a default under any Applicable Law or Material Contract of such Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues, other than Permitted Liens.

3528147.5

5.5    No Default or Event of Default. No Default or Event of Default exists immediately prior to the execution of this Amendment and no Default or Event of Default will exist immediately after the execution of this Amendment and the other documents, instruments and agreements executed and delivered in connection herewith.
5.6    Additional Events of Default. Any misrepresentation by such Borrower, or any failure of such Borrower to comply with the covenants, conditions and agreements contained in any Loan Document, herein or in any other document, instrument or agreement at any time executed and/or delivered by such Borrower with, to or in favor of Agent and/or Lenders shall, subject to the terms and provisions of the Loan Agreement and the other Loan Documents, constitute an Event of Default hereunder, under the Loan Agreement and the other Loan Documents.
5.7    Post Closing Obligations. Borrowers agree to deliver to Agent, on or prior to the date that is fifteen (15) Business Days from the date hereof, (i) the Singapore Resolutions and (ii) an Amended and Restated Fee Letter, the terms of which have been mutually agreed upon among Borrowers and Agent and in form and substance reasonable satisfactory to Agent, duly executed and delivered by Borrower Agent.
SECTION 6.    CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.
The effectiveness of the terms and provisions of this Amendment shall be subject to the receipt by Agent of
(a) this Amendment, in form and substance satisfactory to Agent in its sole discretion, duly authorized, executed and delivered by each Borrower, Lenders and Agent;
(b) certain fees in mutually agreed upon amounts paid by Borrowers to Agent, which fees shall be fully earned and shall be due and payable on the Amendment No. 6 Effective Date (unless due and payable as otherwise agreed between Borrowers and Agent);
(c) satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Amendment have been taken to the Agent’s and its counsel’s reasonable satisfaction, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request; and
(d) such other documents, instruments and agreements as Agent in its discretion deems reasonably necessary, all in form and substance satisfactory to Agent.
SECTION 7.    PROVISIONS OF GENERAL APPLICATION.
7.1    Effect of this Amendment. Except as modified pursuant hereto, and pursuant to the other documents, instruments and agreements executed and delivered in connection herewith, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. Any Loan Document amended hereby shall be read and construed with this Amendment as one agreement.
7.2    Costs and Expenses. Borrowers absolutely and unconditionally agree to pay to Agent, on demand by Agent at any time and as often as the occasion therefor may require, whether or not all or any of

3528147.5

the transactions contemplated by this Amendment are consummated: all reasonable fees and disbursements of any counsel to Agent in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements delivered in connection with the transactions contemplated hereby and all reasonable out-of-pocket expenses which shall at any time be incurred or sustained by Agent or its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.
7.3    No Third Party Beneficiaries. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.
7.4    Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.
7.5    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
7.6    Merger. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.
7.7    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.
7.8    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.
7.9    Reviewed by Attorneys. Each Borrower represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and each document executed in connection herewith with, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.
7.10    Governing Law; Consent to Jurisdiction and Venue.
(a)    THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

3528147.5

(b)    EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY HERETO, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
7.11    Waivers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY HERETO; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Amendment and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.
7.12    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute but one and the same Amendment. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.
[Signature page follows]

3528147.5

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
KEMET ELECTRONICS CORPORATION
By /S/ WILLIAM M. LOWE, JR.
Name: William M. Lowe, Jr.
Title: Executive Vice President and Chief Financial Officer
KEMET ELECTRONICS MARKETING (S) PTE LTD.
By: /S/ ZHU YING
Name: Zhu Ying
Title: Director and Financial Controller
KEMET FOIL MANUFACTURING, LLC
By: /S/ STEVEN R. LANE
Name: Steven R. Lane
Title: Manager
KEMET BLUE POWDER CORPORATION
By: /S/ CHARLES C. MEEKS, JR.
Name: Charles C. Meeks, Jr.
Title: President
THE FOREST ELECTRIC COMPANY
By: /S/ CHARLES C. MEEKS, JR.
Name: Charles C. Meeks, Jr.
Title: President

Amendment No. 6, Waiver and Consent

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3528147.5

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Acknowledged:
KEMET CORPORATION
By /S/ WILLIAM M. LOWE, JR.
Name: William M. Lowe, Jr.
Title: Executive Vice President and Chief Financial Officer
KEMET SERVICES CORPORATION
By: /S/ CONNIE W. FISCHER
Name: Connie W. Fischer
Title: President
KRC TRADE CORPORATION
By /S/ WILLIAM M. LOWE, JR.
Name: William M. Lowe, Jr.
Title: President

Amendment No. 6, Waiver and Consent

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3528147.5

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BANK OF AMERICA, N.A., as Agent and sole Lender
By: /S/ ANDREW A. DOHERTY
Name: Andrew A. Doherty
Title: Senior Vice President

Amendment No. 6, Waiver and Consent

EXHIBIT I
Exhibit D to Loan Agreement
Eligible Account Debtor Jurisdictions

i.	United States

ii.	Canada

iii.	Australia

iv.	Austria

v.	Belgium

vi.	Denmark

vii.	Finland

viii.	France

ix.	Germany

x.	Greece

xi.	Hong Kong

xii.	Ireland

xiii.	Italy

xiv.	Luxembourg

xv.	Netherlands

xvi.	New Zealand

xvii.	Norway

xviii.	Portugal

xix.	Singapore

xx.	Spain

xxi.	Sweden

xxii.	Switzerland

xxiii.	United Kingdom

3528147.5    Amendment No. 1, Waiver and Consent

EXHIBIT II
Amended and Restated Schedules to Loan Agreement
Schedule 1.1
Revolver Commitments of Lenders

Lender	Revolver Commitment
Bank of America, N.A.	$60,000,000

3528147.5    Amendment No. 1, Waiver and Consent